SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Poage Bankshares, Inc. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Carter Avenue Ashland, Kentucky (Address of principal executive offices)	41101 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

common stock, par value $0.01 per share (Title of each class to be registered)	The NASDAQ Stock Market LLC (Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [   ]
Securities Act registration statement file number to which this form relates: 333-172192

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-172192) (the “Registration Statement”), initially filed with the SEC on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Poage Bankshares” and “Description of Capital Stock” in the Registration Statement.

Item 2.  Exhibits.

1.
Registration Statement on Form S-1 (Registration Number 333-172192) dated February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011, is hereby incorporated by reference.

2.
Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 as filed on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 as filed on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011).

4.
Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 as filed on February 11, 2011 and amended on April 18, 2011, May 5, 2011, June 14, 2011 and July 7, 2011).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POAGE BANKSHARES

Date: September 9, 2011	By:	/s/ Darryl E. Akers Darryl E. Akers Co-President, Co-Chief Executive Officer and Chief Financial Officer